Exhibit 10.3
SERVICES AGREEMENT
     AGREEMENT made as of _____, 2007, by and between each Fund listed on Exhibit A (each a “Fund” and collectively the “Funds”), and The Bank of New York, a New York banking organization (“BNY”).
W I T N E S S E T H :
     WHEREAS, each Fund desires to retain BNY to provide the services described herein, and BNY is willing to provide such services, all as more fully set forth below;
     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:
     1. Appointment.
     Each Fund hereby appoints BNY for the term of this Agreement as its agent to perform the services described on Schedule I or Schedule II hereto. BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.
     2. Definitions.
     Whenever used in this Agreement, the following words shall have the meanings set forth below:
          (a) “Authorized Person” shall be any person, whether or not an officer or employee of the Fund, duly authorized by a Fund to execute any Certificate or to give any Oral Instruction, such persons to be designated in a Certificate annexed hereto as Exhibit B hereto or such other Certificate as may be received by BNY from time to time.
          (b) “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.
          (c) “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

          (d) “Business Day” shall mean for a Fund any day described in such Fund’s Confidential Offering Memorandum (as hereinafter defined) as a day on which such Fund is open for business.
          (e) “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to BNY, which is actually received by BNY by letter or facsimile transmission and signed on behalf of a Fund by an Authorized Person or a person reasonably believed by BNY to be an Authorized Person.
          (f) “Instructions” shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, dedicated transmission lines, or other mutually agreed upon means.
          (g) “Oral Instructions” shall mean verbal instructions received by BNY from an Authorized Person or from a person reasonably believed by BNY to be an Authorized Person.
     3. Representations and Warranties.
     Each Fund hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing and repeated on each day on which BNY is acting hereunder, that:
          (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
          (b) This Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms;
          (c) It is conducting its business in compliance with all applicable laws and regulations and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;
          (d) To the extent the performance of any services described in Schedule II attached hereto by BNY in accordance with the then effective Confidential Offering Memorandum (as hereinafter defined) would violate any applicable laws or regulations, it shall immediately so notify BNY in writing and thereafter shall either furnish BNY with the appropriate values of securities, net asset value or other computation, as the case may be, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and/or compute net asset value or other computations in a manner it specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute its representation that the same is consistent with all applicable laws and regulations and with its Confidential Offering Memorandum;
          (e) It has implemented, and is acting in accordance with, procedures reasonably designed to ensure that it will disseminate to all market participants, other than Authorized Participants (as defined in its Confidential Offering Memorandum), each calculation of net asset value provided by BNY hereunder to Authorized Participants at the time BNY provides such calculation to Authorized Participants;
          (f) It will not use the services provided by BNY hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to it;
          (g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to BNY, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions may be presumed by BNY to have been given by person(s) duly authorized, and may be acted upon as given; and

          (h) It has established and presently maintains policies and procedures requiring it to obtain and verify information about the identity of its members and which are reasonably designed to ensure that it is not being used as a conduit for money laundering or other illicit purposes; and it has verified the identity of each member and made reasonable inquiries regarding the source of funds credited to such Account, and to the best of the its knowledge, no transaction through any Account is prohibited by applicable law, regulation or rule.
     4. Delivery of Documents.
          (a) Each Fund will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:
               (i) Its Organizational documents and all amendments thereto (the “Charter”);
               (ii) Its Operating Agreement, Articles of Association or Limited Liability Company Agreements, as applicable, and all amendments thereto;
               (iii) Resolutions of its managers or other governing body authorizing the execution, delivery and performance of this Agreement by the Fund;
               (iv) Its Confidential Offering Memorandum relating to it and its membership interests (the “Confidential Offering Memorandum”);
               (v) True and correct copies of any material contract between it and any third party (collectively, “Material Contracts”);
               (vi) Copies of all filings required to be filed by the Fund with an official body or office (collectively, “Required Filings”); and
               (vii) An opinion of its outside counsel, in form and substance satisfactory to BNY and addressed to BNY, with respect to its status (i.e. whether registered or qualified, or exempt from registration or qualification) under the Investment Company Act of 1940, as amended (“the ‘40 Act”), the Securities Exchange Act of 1934 (“the ‘34 Act”), and the

Trust Indenture Act of 1939, as amended, and the status (i.e. whether registered or exempt from registration) of its membership interests under the Securities Act of 1933, as amended and the ‘34 Act.
          (b) Each copy of the Charter shall be certified by an appropriate governmental representative of the jurisdiction of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY. Each copy of the Operating Agreement, Confidential Offering Memorandum, Material Contracts and Required Filings, and all amendments thereto, shall be certified by the manager, Secretary or an Assistant Secretary of the Fund.
          (c) It shall be the sole responsibility of each Fund to deliver to BNY from time to time its then currently effective Confidential Offering Memorandum and BNY shall not be deemed to have notice of any information contained therein until it is actually received by BNY.
     5. Duties and Obligations of BNY.
          (a) Subject to the direction and control of each Fund and the provisions of this Agreement, BNY shall provide to such Fund (i) the administrative services set forth on Schedule I attached hereto, and (ii) the valuation and computation services listed on Schedule II attached hereto.
          (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.
          (c) BNY shall not provide services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of membership interests of any Fund, or other services normally performed by the Fund’s counsel or independent auditors.
          (d) Upon receipt of a Fund’s prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to such Fund to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no Fund’s consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. (hereinafter a “BNY

Affiliate”) notwithstanding the domicile of such Bank Affiliate, and BNY shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as BNY acts in good faith and without negligence or willful misconduct in the selection of such delegee or agent, provided that BNY shall be liable for the acts or omissions of any BNY Affiliate to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the same, and BNY shall notify each affected Fund upon any such delegation to a BNY Affiliate.
          (e) Each Fund shall cause its officers, managers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to that Fund as is within the possession or knowledge of such persons in order to enable BNY to perform its duties hereunder. In connection with its duties hereunder, BNY shall be entitled reasonably to rely, and shall be held harmless by each Fund when acting in reliance, upon the instructions, advice or any documents relating to a Fund provided to BNY by any of the aforementioned persons. BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of a Fund to cause any information, documents or advice to be provided to BNY as provided herein, provided BNY acts without negligence or willful misconduct. All fees or costs charged by such persons shall be borne by the relevant Fund.
          (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate or BNY Affiliate or any officer or employee thereof from acting for or with any third parties and providing services similar or identical to some or all of the services provided hereunder.
          (g) Each Fund shall furnish BNY with any and all instructions, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value.

Each Fund shall also furnish BNY with bid, offer, or market values of Securities if BNY notifies such Fund that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish BNY with bid, offer, or market values of Securities and instruct BNY to use such information in its calculations hereunder. BNY shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service. In no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Fund.
          (h) BNY may apply to an officer of a Fund for written instructions with respect to any matter arising in connection with BNY’s performance hereunder for such Fund, and BNY shall not be liable for any action taken or not taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of BNY, set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received written instructions in response to such application specifying the action to be taken or omitted.
          (i) BNY may consult with counsel to a Fund or its own counsel, at such Fund’s expense, and shall be fully protected with respect to anything done or omitted by it in good faith after consultation with the Fund in accordance with the advice or opinion of such counsel.
          (j) Notwithstanding any other provision contained in this Agreement, but to the extent expressly otherwise provided in Schedules I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify a Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, such Fund, (ii) the taxable nature or effect on such Fund or its members of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or other amount paid, payable or deemed paid, by such Fund to its members; or (iv) the effect under any federal, state, foreign, or other applicable income tax laws of such Fund making or not making any distribution or other payment, or any election with respect thereto.
          (k) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled reasonably to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of a Fund’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund membership interests effected by or on behalf of a Fund. In the event BNY’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or from a broker-dealer selected by BNY, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by a Fund or any third party described in this sub-section (k) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.
          (1) BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

          (m) Subject to the provisions of the Agreement, BNY shall compute the net asset value per share of membership interest of each Fund and shall value the Securities held by such Fund at such times and dates and in the manner specified in the then currently effective Confidential Offering Memorandum of such Fund, except that notwithstanding any language in the Confidential Offering Memorandum, in no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for each Fund. BNY shall provide a report of such net value to the Fund and Authorized Participants at the respective times agreed to between the parties from time to tune. To the extent valuation of Securities or computation of a Fund’s net asset value as specified in the Fund’s then currently effective Confidential Offering Memorandum is at any time inconsistent with any applicable laws or regulations, such Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY at all appropriate times with the values of such Securities and net asset value, or subject to the prior approval of BNY, instruct BNY in writing to value Securities and compute net asset value in a manner which such Fund then represents in writing to be consistent with all applicable laws and regulations. Such Fund may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to compute the value of the Securities or net asset value in a manner other than as specified in this sub-section (m). By giving such instruction, such Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and its then currently effective Confidential Offering Memorandum. Each Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing net asset value.
          (n) In providing the services hereunder BNY is authorized to utilize any legal, tax or other regulatory, compliance, or monitoring services, in each case not a BNY Affiliate, reasonably believed by BNY to be reliable to provide information. Each Fund agrees that BNY shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any vendor utilized by BNY or any permitted delegee or agent hereunder, and that no such vendor shall be an agent or delegee of BNY.

          (o) BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.
     6. Allocation of Expenses.
     Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by each Fund, including but not limited to, organizational costs and costs of maintaining its existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund’s manager(s), members, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund membership interests, fees and expenses incident to the registration or qualification under federal, state or other applicable securities laws of each Fund or its membership interests, costs (including printing and mailing costs) of preparing and distributing any materials, reports, notices and proxy material to the Fund’s members, all expenses incidental to holding meetings of the Fund’s managers and members, and extraordinary expenses as may arise, including litigation affecting the Fund and legal obligations relating thereto for which the Fund may have to indemnify its manager(s), members, or officers.
     7. Standard of Care; Indemnification.
          (a) BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against a Fund, except those Losses arising out of BNY’s own gross negligence or willful misconduct. In no event shall BNY be liable to a Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action, nor shall BNY be liable for (i) for acting in accordance with any Certificate or Oral Instructions actually received by BNY and reasonably believed by BNY to be given by an Authorized Person; (ii) for acting in accordance with Instructions; (iii) for presuming that all instructions that are Instructions and are not contained in a Certificate or Oral Instructions are given only by person(s) duly authorized; (iv) for relying upon prices provided by any third party pricing service or broker-dealer believed by BNY to be reliable; (v) subject to Section 11 hereof, for any Losses due to forces beyond the control of BNY, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vi) for any Losses arising from the applicability of any law or regulation now or hereafter in effect; or (vii) for any Losses, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of a Fund, or for delays caused by circumstances beyond BNY’s reasonable control, unless such Loss arises out of the gross negligence or willful misconduct of BNY.
          (b) Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by such Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) a Fund’s Confidential Offering Memorandum, (iii) any instructions of an officer of a Fund, or (iv) any opinion of legal counsel for a Fund or BNY, or arising out of transactions or other activities of a Fund which occurred prior to the commencement of this Agreement; provided, that a Fund shall not indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding sub-section 7(a). This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, each Fund shall indemnify BNY against and save BNY harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:
               (i) Errors in records or instructions, explanations, information,

specifications or documentation of any kind, as the case may be, supplied to BNY by any third party described above or by or on behalf of such Fund;
               (ii) Action or inaction taken or omitted to be taken by BNY pursuant to any Certificate, Instructions or Oral Instructions of such Fund or otherwise without negligence or willful misconduct;
               (iii) Any action taken or omitted to be taken by BNY in good faith after consultation with the Fund in accordance with the advice or opinion of counsel for such Fund or its own counsel;
               (iv) Any improper use by such Fund or its agents, distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;
               (v) The method of valuation of the securities and the method of computing such Fund’s net asset value; or
               (vi) Any valuations of securities or net asset value provided by such Fund.
          (c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, membership certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BNY to be genuine or bearing the signature of a person or persons reasonable believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.
     8. Compensation and Reimbursements.
     For the services provided hereunder, each Fund agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. [Each Fund authorizes BNY to debit such Fund’s custody account for all amounts due and payable hereunder. BNY shall deliver to each Fund invoices for services rendered after debiting such Fund’s custody account with an indication that payment has been made.] Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to BNY, each Fund’s net asset value shall be computed at the times and in the manner specified in the Fund’s Confidential Offering Memorandum.
     9. Term of Agreement.
          (a) This Agreement shall continue until terminated by either BNY giving to a Fund, or a Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.
          (b) Notwithstanding the foregoing, BNY may terminate this Agreement upon 30 days prior written notice to a Fund if such Fund [shall terminate its custody agreement with The Bank of New York], or fail to perform its obligations hereunder in a material respect.
          (c) No termination by a Fund shall constitute a termination by any other Fund.
     10. Authorized Persons.
     Attached hereto as Exhibit B are lists of persons duly authorized by each Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of a Fund. From time to time a Fund may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.
     11. Amendment.
     This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and each Fund to be bound thereby, and authorized or approved by each Fund to be bound thereby.

     12. Assignment.
     This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of BNY, or by BNY without the written consent of the Fund.
     13. Governing Law; Consent to Jurisdiction.
     This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. To the extent that in any jurisdiction a Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each Fund irrevocably agrees not to claim, and it hereby waives, such immunity.
     14. Severability.
     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances. Each Fund is entering this Agreement on its own account and no action by one Fund shall affect this Agreement with any other Fund.
     15. No Waiver.
     Each and every right granted to BNY hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY of any right preclude any other or future exercise thereof or the exercise of any other right.

    16. Notices.
    All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:
if to a Fund, at
Tom Fernandes
Head Trader
GreenHaven, LLC
3340 Peachtree Rd., Suite 1910
Atlanta, GA 30326
if to BNY, at
The Bank of New York
One Wall Street, 25th Floor
New York, New York 10286
Attention. Stephen Manners
Title: Vice President
or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.
     17. Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.
     18. Entire Agreement.
     BNY and each Fund shall have no duties or responsibilities whatsoever except such duties and responsibilities specifically set forth in this Agreement and no covenant or obligation shall be implied against BNY or any Fund in connection with this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons, all as of the day and year first above written.

GreenHaven Continuous Commodity Index Fund

By: Title:	/s/ Ashmead Pringle President

By:
Title:

THE BANK OF NEW YORK

By:
Title:

EXHIBIT A
FUNDS
GreenHaven Continuous Commodity Index Fund
GreenHaven Continuous Commodity Index Master Fund

EXHIBIT B
     I, Director, of GreenHaven Continuous Commodity Index Fund a Statutory Trust organized under the laws of Delaware, (the “Fund”), do hereby certify that:
     The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Fund to each such position and qualified therefor in conformity with the Fund’s Articles of Organization and Operating Agreement, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to BNY.

Name	Position	Signature

Ashmead Pringle	President	/s/ Ashmead Pringle

Thomas Fernandes	Director	/s/ Thomas Fernandes

SCHEDULE I
ADMINISTRATIVE SERVICES
1.	Provide periodic reports and other information to the sponsor and the sponsor’s accountants to assist in the periodic updating of the Registration Statement, Prospectus, and the preparation of Form 10-K and Form 10-Q and proxy materials, if any, with respect to the Trust and each Fund.
2.	Attend meetings of the Fund’s Board or its shareholders or members as requested from time to time.
3.	Subject to review and approval by Fund, establish appropriate expense accruals, maintain expense files and coordinate the payment of invoices for Fund.

SCHEDULE II
VALUATION AND COMPUTATION SERVICES
     I. BNY shall maintain the following records on a daily basis in respect of Fund (or any applicable Series).
1.	Report of priced portfolio securities

2.	Statement of net asset value per share
     II. BNY shall maintain the following records on a monthly basis in respect of Fund (or any applicable Series):
1.	General Ledger

2.	General Journal

3.	Cash Receipts Journal

4.	Cash Disbursements Journal

5.	Subscriptions Journal

6.	Redemptions Journal

7.	Accounts Receivable Reports

8.	Accounts Payable Reports

9.	Transaction (Securities) Journal

10.	Broker Transaction Journal

11.	Holdings Ledger

12.	Buy-Sell Ledger (Broker’s Ledger)

APPENDIX I
THE BANK OF NEW YORK
ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)
TERMS AND CONDITIONS
     1. License; Use. (a) This Appendix I shall govern the Fund’s use of the System and any computer software provided by BNY to the Fund in connection herewith (collectively, the“Software”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Fund’s use of the System, the terms of this Appendix I shall control.
     (b) Upon delivery to the Fund of Software and/or System access codes, BNY grants to the Fund a personal, nontransferable and nonexclusive license to use the Software and the System solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with BNY in connection with the Account(s). The Fund shall use the Software and the System solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software or the System. The Fund acknowledges that BNY and its suppliers retain and have title and exclusive proprietary rights to the Software and the System, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software or the System may be copyrighted or trademarked (or a registration or claim made therefor) by BNY or its suppliers. The Fund shall not take any action with respect to the Software or the System inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without BNY’s prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon BNY’s request.
     (c) If the Fund subscribes to any database service provided by BNY in connection with its use of the System, delivery of such database to the Fund shall constitute the granting by BNY to the Fund of a non-exclusive, non-transferable license to use such database for so long as this Appendix I is in effect. It is understood and agreed that any database supplied by BNY is derived from sources which BNY believes to be reliable but BNY does not, and cannot for the fees charged, guarantee or warrant that the data is correct, complete or current. All such databases are provided as an accommodation by BNY to its customers and are compiled without any independent investigation by BNY. However, BNY will endeavor to update and revise each database on a periodic basis as BNY, in its discretion, deems necessary and appropriate. The Fund also agrees that the Fund will promptly install all updates and revisions to each database which BNY provides and that BNY cannot bear any responsibility whatsoever for the Fund’s failure to do so. BNY IS NOT RESPONSIBLE FOR ANY RESULTS OBTAINED BY THE FUND FROM USE OF DATABASE SERVICES PROVIDED BY BNY.
     2. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and BNY shall not be responsible for the reliability or availability of any such equipment or services.
     3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNY or its suppliers. However, for the avoidance of doubt, reports generated by the Fund containing information relating to the Account(s) are not deemed to be within the meaning of the term “Information”. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, the Fund shall return to BNY any and all copies of the Information which are in its possession or under its control. The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.
     4. Modifications. BNY reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as BNY may direct. The Fund agrees not to modify or attempt to modify the Software without BNY’s prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or BNY and whether with or without BNY’s consent, shall become the property of BNY.
     5. NO REPRESENTATIONS OR WARRANTIES. BNY AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, THE SYSTEM, ANY SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER ACKNOWLEDGES THAT THE SOFTWARE, THE SYSTEM, ANY SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF BNY OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.
     6. Security; Reliance; Unauthorized Use. BNY will establish security procedures to be followed in connection with the System. The Fund understands and agrees that the security procedures are intended to determine whether instructions received by BNY through the System are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. The Fund will cause all persons utilizing the Software and the System to treat all applicable user and authorization codes, passwords and authentication keys with the highest degree of care and confidentiality. BNY is hereby irrevocably authorized to comply with and rely upon on Written Instructions, whether or not authorized, received by it through the System in accordance with the security procedures. The Fund acknowledges that it is its sole responsibility to assure that only Authorized Persons use the System and that to the fullest extent permitted by applicable law BNY shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Fund arising from or in connection with the use of the System or BNY’s reliance upon and compliance with Written Instructions received through the System.
     7. System Acknowledgments. BNY shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment BNY shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by BNY.
     8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF BNY DELIVERED THE SOFTWARE TO CUSTOMER OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes BNY to report its name and address to government agencies to which BNY is required to provide such information by law.

     9. Encryption. The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Fund agrees that BNY may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting the System or the Software.
     10. On-Line Inquiry and Modification of Records. In connection with the Fund’s use of the System, BNY may, at the Fund’s request, permit the Fund to enter data directly into a BNY database for the purpose of modifying certain information maintained by BNY’s systems, including, but not limited to, change of address information. To the extent that the Fund is granted such access, the Fund agrees to indemnify and hold BNY harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNY may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNY database records initiated by the Fund.